CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 , as amended, of our report dated April 14, 2015, relating to the consolidated financial statements of Cachet Financial Solutions, Inc. and Subsidiary as of and for the years ended December 31, 2014 and 2013 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Lurie, LLP (formerly known as Lurie Besikof Lapidus & Company, LLP)
Minneapolis, Minnesota

November 5, 2015

2501 Wayzata Boulevard ● Minneapolis, MN 55405